UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Virtusa Corporation

(Name of Registrant as Specified In Its Charter)

New Mountain Vantage LO, L.P.

New Mountain Vantage Focus, L.P.

New Mountain Vantage (California) II, L.P.

New Mountain Vantage, L.P.

New Mountain Vantage Co-Invest II, L.P.

New Mountain Vantage GP, L.L.C.

New Mountain Vantage Advisers, L.L.C.

Ramakrishna Prasad Chintamaneni

Patricia B. Morrison

Michael J. Baresich

Chad Fauser

Nadia Shouraboura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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New Mountain Vantage Advisers, L.L.C. and certain of its affiliates (collectively, “New Mountain Vantage”) have filed a definitive proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2020 Annual Meeting of Shareholders of Virtusa Corporation (the “Company”).

On August 20, 2020, New Mountain Vantage launched a website to communicate with the stockholders of the Company. The website address is: ImproveVirtusa.com. The following materials were posted by New Mountain Vantage to ImproveVirtusa.com:

Disclaimer The views expressed on this website represent the opinions of New Mountain Vantage Advisers, L.L.C. and certain of its affiliates (collectively, New Mountain Vantage”) that hold shares of Virtusa Corporation (the ‘Company”) and are based on publicly available information with respect to the Company. New Mountain Vantage recognizes that there maybe confidential information in the possession of the Company that could lead it or others to disagree with New Mountain Vantage’s conclusions. New Nlountain Vantage reserves the right to change any of its opinions expressed herein at any- time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. New Mountain Vantage disclaims any obligation to update the information or opinions contained on this website. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by New Mountain Vantage herein are based on assumptions that New Mountain Vantage believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. New Mountain Vantage beneficially owns, and/or has an economic interest in, shares of the Company. It is possible that there will be developments in the future that cause New Mountain Vantage from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. Although New Mountain Vantage believes the statements made in this website are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, New Mountain Vantage makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and New Mountain Vantage expressly disclaims am- liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant. This website may contain links to articles and/or videos (collectively, ‘Media”). The view and opinions expressed in such media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of New Mountain Vantage. Cautionary Statement Regarding Forward-Looking Statements This website may include forward-looking statements that reflect New Mountain Vantage’s current views with respect to future events. Statements that include the words ‘expect,” “intend,” “plan,’ “believe,” ‘project,” “anticipate,” ‘will,’ “may,” “would” or similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks, and uncertainties, many of which are beyond New Mountain Vantage’s control. Accordingly, there are or will be important factors that could cause. actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this website are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by New Mountain Vantage will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, New Mountain Vantage undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Additional Information

New Mountain Vantage will be realized or, even if substantially realized, that will have the condition. Expected consequences to, or effects on, the Company or its business, operations or financial condition. Expect to the extent required by applicable law, New Mountain Vantage undertakes no obligation to update publicly or revise any forward –looking statement, whether as a result of new information, future developments or otherwise. Additional Information On August 19, 2020, New Mountain Vantage Advisers, L.L.C. filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Virtusa Corporation (the “Company”) for use at the Company’s 2020 annual meeting of stockholders. NEW MOUNTAIN VANTAGE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE NEW MOUNTAIN VANTAGE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement and any other materials filed with the SEC by New Mountain Vantage are available at no charge on the SEC’s website at http://www.sec.gov and are also available at no charge on request from New Mountain Vantage’s proxy solicitor, Harkins Kovler, LLC at (800) 326-5997 or via email at VRTU@HarkinsKovler.com.

ABOUT US LATEST MATERIALS CONTACT IMPROVE VIRTUSA of AyAw is Time to Usher in an Era ot Accountabili Airrtus a Bbar&oom View Latest Materials We Encourage all Stockholders to Vote the BLUE Proxy Card and Elect Both New Mountain Vantage Nominees, Prasad Chintamaneni and Patty Morrison. Virmsa’s Board of Directors Continues to Take Actions That Are Not in the Best Interest of Shareholders The Only Way for Virtu sa to Unlock its Full Potential is Through Increased Boardroom Accountability

New Mountain Vantage manages concentrated equity portfolios, both long-only and long/short. Vantage began investing in 2006 with a focus on corporate governance and selective engagement since inception. Dan Riley is the Portfolio Manager of New Mountain Vantage and began his career at NMC in 2002. Chad Fauser joined Vantage in 2018 as Head of Engagement and was previously a Partner at Trian Partners. New Mountain Vantage began investing in Virtusa in the Fall of 2019 based on our conviction that the stock was significantly undervalued given the Company’s strong and underappreciated digital transformation capabilities and substantial future earnings growth potential. Unfortunately, however, poor execution resulting from a lack of accountability has led to sub-par performance and has held Virtusa back from reaching its full potential. After months of our good faith engagement with Virtusa and having been rebuffed in our request for Board representation, we privately nominated three outstanding directors to stand for election at the 2020 annual meeting of stockholders. NMV put forward our director nominations because we believe that Virtusa has tremendous potential, yet has been beset by years of poor corporate governance, mismanagement and unfulfilled promises that have resulted in total returns to stockholders of –35% in the last 5 years versus +81% total return for Virtusa’s Peer Index1 over the same period. Virtusa’s bottom-quartile performance has been enabled by failed corporate governance, including the severe limitation of shareholder rights. Management compensation has risen rapidly even as shareholder returns fell. And now, just in the past two months, the company has used egregious strategies to reduce this year’s election of directors to just two seats. Shareholders must take action now to take back both of these seats on the Board, in order to hold management accountable and drive better performance. We encourage all stockholders to vote the BLUE proxy card and elect both NMV nominees. 1 4510 GICS code companies in the Russell 3000.